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                                                                      Exhibit 11



                        Consent of Independent Auditors
                        -------------------------------

We consent to the reference of our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated January 31, 1997 in the Registration Statement (Form N-1A) of Acorn Investment Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 59 to the Registration Statement under the Securities Act of 1933 (File No. 2-34223) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-1829).



                                       /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP

Chicago, Illinois
November 25, 1997